Exhibit 99.2

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Global Crossing Airlines Group, Inc. dated as of December 16, 2025 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

GALLOWAY CAPITAL PARTNERS, LLC

By:	/s/ Bruce Galloway
Name:	Bruce Galloway
Title:	Managing Member

GALLOWAY CAPITAL, LP

By:	/s/ Bruce Galloway
Name:	Bruce Galloway
Title:	Managing Member

By:	/s/ Bruce Galloway
Name:	Bruce Galloway

Schedule 1

Purchases by the Reporting Persons

Date	Shares	Share Price

October 20, 2025	41,000	$.65
October 21, 2025	18,000	$.67
October 23, 2025	21,500	$.71
October 27, 2025	49,400	$.715
October 28, 2025	132,300	$.74
October 30, 2025	31,850	$.75
November 4, 2025	22,000	$.745
November 6, 2025	60,500	$.75
November 7, 2025	20,000	$.748
November 13, 2025	75,000	$.725
November 14, 2025	60,000	$.72
November 25, 2025	225,000	$.622
November 28, 2025	61,250	$.615
December 8, 2025	55,100	$.579
December 9, 2025	90,200	$.570